                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               September 12, 2000
                Date of Report (Date of earliest event reported)


                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)


  Mississippi                      0-3683                       64-0471500
(State or other           (Commission File Number)             (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)



                             248 East Capitol Street
                                Jackson, MS 39201
          (Address, including zip code, of principal executive office)


                                 (601) 354-5111
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

         Trustmark Corporation (NASDAQ: TRMK) and The Luckyday Foundation today announced that Trustmark has repurchased 3.35 million shares of Trustmark Corporation stock from The Luckyday Foundation in a cash transaction valued at $58.6 million. The Luckyday Foundation, established by the late Frank Rogers Day, former Trustmark Chairman and CEO, supports collegiate education in Mississippi through scholarships for Mississippi residents.
         Holmes S. Adams, Chairman of the Board of Managers of The Luckyday Foundation, said, "The Luckyday Foundation believes that Trustmark is a fine institution and the Foundation has confidence in its management team. To fulfill the Foundation's primary purpose of promoting higher education in Mississippi, however, the Foundation felt it prudent to have a more diversified investment portfolio."
         Richard G. Hickson, Trustmark's President and Chief Executive Officer, stated, "The repurchase of these shares represented an excellent opportunity for Trustmark to continue its on-going capital management program."
         In November 1998, Trustmark's Board of Directors implemented a capital management plan which authorized the repurchase of up to 5.46 million shares of the Corporation's common stock. In July 2000, Trustmark's Board of Directors authorized the repurchase of an additional 3.44 million shares. On September 12, 2000, Trustmark's Board of Directors authorized the repurchase of 3.35 million shares from The Luckyday Foundation in addition to its existing share repurchase programs. Including the shares repurchased from The Luckyday Foundation, approximately 8.44 million shares have been repurchased since repurchase plans were implemented in November 1998. Collectively, Trustmark has remaining authorization to repurchase up to 3.81 million shares. The repurchase program continues to be subject to market conditions and management discretion and will continue to be implemented through open market purchases or privately negotiated transactions as previously disclosed.
         Trustmark Corporation is the parent of Trustmark National Bank. Trustmark provides banking, investment and insurance solutions through a network of 130 banking locations and 155 ATMS.

CONTACTS:
Trustmark:
  Financial:
     Zach Wasson       (601) 949-6818
     Joey Rein         (601) 949-6898
  Media:
     Gray Wiggers      (601) 354-5942

Luckyday Foundation:
     Holmes S. Adams   (601) 353-3234

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION


BY:   /s/ Richard G. Hickson                       BY:   /s/ Gerard R. Host
      ----------------------                             ------------------
      Richard G. Hickson                                 Gerard R. Host
      President & Chief                                  Treasurer (Principal
      Executive Officer                                  Financial Officer)

DATE: September 12, 2000                           DATE: September 12, 2000